UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
__________________
Date of Report (Date of earliest event reported): December 3, 2015
___________________
WRIGHT MEDICAL GROUP N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam The Netherlands	None
(Address of principal executive offices)	(Zip Code)

(+ 31) 20 675-4002
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant’s Certifying Accountant.
On December 3, 2015, the Audit Committee of the Board of Directors of Wright Medical Group N.V. (the “Company”) dismissed Ernst & Young LLP and engaged KPMG LLP, as the Company’s independent registered public accounting firm. In addition, on December 3, 2015, the Audit Committee of the Board of Directors of the Company dismissed E&Y Accountants LLP and engaged KPMG N.V. as the Company’s auditor who will audit the Company’s Dutch statutory annual accounts to be prepared in accordance with Dutch law for the year ending December 27, 2015.
At the Company’s Annual General Meeting held on June 18, 2015 (the “Annual General Meeting”), the Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2015, assuming the merger (the “Merger”) with Wright Medical Group, Inc. (“WMG”) was completed during the fiscal year 2015, and therefore, subject to a condition precedent that the Merger was completed during the fiscal year 2015. Similarly, at the Annual General Meeting, the Company’s shareholders appointed KPMG N.V. to serve as the Company’s auditor who will audit the Company’s Dutch statutory annual accounts to be prepared in accordance with Dutch law for the year ending December 27, 2015, assuming the Merger was completed during the fiscal year 2015, and therefore, subject to a condition precedent that the Merger was completed during the fiscal year 2015. KPMG LLP has served as WMG’s independent registered public accounting firm since 2002.
The reports of Ernst & Young LLP on the Company’s financial statements for the fiscal years ended December 28, 2014 and December 29, 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 28, 2014 and December 29, 2013, and during the subsequent interim periods through the date of this report, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of SEC Regulation S-K and the instructions to Item 304) between the Company and Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Ernst & Young LLP’s satisfaction would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement(s) in connection with its report. In addition, during the fiscal years ended December 28, 2014 and December 29, 2013, and during the subsequent interim period through the date of this report, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
During the fiscal years ended December 28, 2014 and December 29, 2013 and during the subsequent interim periods through the date of this report, neither the Company nor anyone on its behalf consulted with KPMG LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of SEC Regulation S-K and the instructions to Item 304) or a reportable event (as defined in Item 304(a)(1)(v) of SEC Regulation S-K).
The Company provided Ernst & Young LLP a copy of the disclosures in this Item 4.01 and requested that Ernst & Young LLP provide the Company with a letter addressed to the Securities and Exchange Commission stating whether Ernst & Young LLP agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K.  A copy of this letter dated December 8, 2015 furnished by Ernst & Young LLP in response to that request is filed as Exhibit 16.1 to this report.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission (filed herewith)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2015            WRIGHT MEDICAL GROUP N.V.

By: /s/ Lance A. Berry
Name: Lance A. Berry
Title: Senior Vice President and Chief Financial Officer

WRIGHT MEDICAL GROUP N.V.
CURRENT REPORT ON FORM 8-K
EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission	Filed herewith

Exhibit 16.1

December 8, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated December 3, 2015, of Wright Medical Group N.V. and are in agreement with the statements contained in the third and fourth paragraphs on page two therein. We have no basis to agree or disagree with other statements of the registrant contained in the above referenced filing.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
3149737 v.1